Exhibit 99.1

Jennifer Han

(914) 288-8100

ACADIA REALTY TRUST REPORTS SECOND QUARTER OPERATING RESULTS

RYE, NY (August 01, 2023) - Acadia Realty Trust (NYSE: AKR) (“Acadia” or the “Company”) today reported operating results for the quarter ended June 30, 2023. For the quarter ended June 30, 2023, net earnings per share was $0.09. and for the six months ended June 30, 2023, net earnings per share was $0.23. All per share amounts are on a fully-diluted basis, where applicable. Acadia operates dual platforms, comprised of a high-quality core real estate portfolio (“Core Portfolio”), through which the Company owns and operates retail assets in the nation’s most dynamic corridors, and a series of discretionary, institutional funds (“Funds”) that target opportunistic and value-add investments.

Please refer to the tables and notes accompanying this press release for further details on operating results and additional disclosures related to net income (loss), funds from operations ("FFO") as per NAREIT and Before Special Items, net property operating income ("NOI") and same-property NOI.

Second Quarter and Recent Highlights

•
Second Quarter Earnings and Operating Results:
o
NAREIT FFO per share of $0.37
o
FFO Before Special Items per share of $0.36
o
Second quarter results exceeded expectations, driving a full year guidance increase due to outperformance in leasing and better than anticipated collections, along with a one-time gain described below
o
Within its Core Portfolio, generated an increase in same-property NOI of 5.0% and 5.9% for the three and six months ended June 30, 2023, respectively
•
Non-recurring Gain Recognized in the Second Quarter:
o
Results for the quarter ended June 30, 2023 included a gain of $7.8 million, or $0.08 per share, from the termination of the Bed Bath and Beyond below-market lease at 555 9th Street in San Francisco
o
The Company had budgeted $0.03 per share to be realized throughout 2023 in its initial full year 2023 guidance reflecting this lease; the lease termination resulted in an incremental $0.05 relative to its prior full year 2023 guidance
•
Core Portfolio Leasing:
o
Driven by leasing activity within its street assets, generated GAAP and cash leasing spreads of 21.6% and 13.1%, respectively, on conforming new and renewal leases
o
As of June 30, 2023, the Core Portfolio was 95.2% leased and 92.2% occupied, compared to leased and occupied rates of 94.6% and 92.8% as of March 31, 2023
o
In July 2023, the Company signed a new lease at 565 Broadway (corner of Prince and Broadway) in Soho, New York with a cash rent spread of approximately 45% and terminated the previously executed lease signed in October 2021

•
Fund V Transactional Activity:
o
Post quarter end, completed a Fund V acquisition in Tampa, Florida for $49.4 million, inclusive of transaction costs
•
Balance Sheet:
o
Approximately 96% of the Core Portfolio debt was fixed or effectively fixed, inclusive of swap contracts, at a blended rate of 4.28% as of June 30, 2023
o
The Company has limited near-term maturity risk on its $1.2 billion of Core Portfolio debt with 3.7%, 3.4% and 11.1% maturing in 2023, 2024 and 2025, respectively, assuming all extension options are exercised
•
Guidance Increase Update:
o
Updated and increased its annual 2023 guidance to reflect $0.02 to $0.03 from continued strong leasing, better than anticipated collections and an incremental $0.05 from a one-time gain as follows:
▪
Net earnings per share increased to $0.25 to $0.33 from $0.16 to $0.23
▪
NAREIT FFO per share increased to $1.28 to $1.36 from $1.19 to $1.26
▪
FFO Before Special Items per share increased to $1.26 to $1.34 from $1.19 to $1.26

“We had another strong quarter driven by the internal growth embedded in our Core Portfolio. This quarter marks the seventh of the last nine quarters with same-store NOI growth at 5% or higher with an average of 6.9% overall for the nine quarters. While there is uncertainty and mixed signals about near-term economic conditions, tenant demand and tenant performance remain robust and consistent with our near-term and long-term growth expectations. We expect our leasing momentum and executed leases to more than offset the near-term asset repositionings that we have been rightly focused on for some time,” stated Kenneth F. Bernstein, President and CEO of Acadia Realty Trust. "Additionally, we are starting to see interesting opportunities arise from the dislocation in the capital markets. We continue to be actively engaged with our institutional capital partners and are well-positioned to quickly pursue investments which benefit both Acadia’s shareholders and our partners.”

CORE PORTFOLIO OPERATING RESULTS

The Company had net earnings per share of $0.09, NAREIT FFO per share of $0.37 and FFO Before Special Items per share of $0.36 for the quarter ended June 30, 2023. Please refer to the Consolidated Financial Results section below for additional details.

Driven by a combination of market rent growth, lease-up and contractual rent increases within its street assets, the Company's same-property NOI, excluding redevelopments, increased 5.0% for the quarter ended June 30, 2023 and 5.9% during the six months ended June 30, 2023.

CORE PORTFOLIO LEASING UPDATE

Driven by street assets, the overall GAAP and cash leasing spreads were 21.6% and 13.1%, respectively, on 19 conforming new and renewal leases aggregating approximately 234,000 square feet during the quarter ended June 30, 2023. Within the street portfolio, the GAAP and cash leasing spreads for new and renewal leases were 64.3% and 32.1%, respectively.

As of June 30, 2023, the Core Portfolio was 95.2% leased and 92.2% occupied compared to 94.6% leased and 92.8% occupied as of March 31, 2023. The leased rate includes space that is leased but not yet occupied and excludes development and redevelopment properties. The quarterly decline in the occupied leased rate reflects the previously announced recapture of the Bed Bath and Beyond space in Wilmington, Delaware, which has been leased to Dick’s Sporting Goods, where they will be expanding and opening a flagship House of Sports. The recaptured and now re-leased Bed Bath and Beyond space represented approximately 100 bps of occupancy decline sequentially from March 31, 2023 to June 30, 2023.

In July 2023, the Company signed a new lease at 565 Broadway (corner of Prince and Broadway) in Soho, New York with a cash rent spread of approximately 45%. The Company terminated its previously executed lease signed in October 2021.

FUND TRANSACTIONAL ACTIVITY

Fund V

Cypress Creek, Lutz (Tampa), Florida. In July 2023, Fund V completed its purchase of a 100% interest in Cypress Creek for $49.4 million, inclusive of transaction costs. The asset is 98% leased with anchors including Burlington Coat Factory, Total Wine and Home Goods. Shop space includes national tenants Chipotle, Verizon, T-Mobile, Five Below and Aspen Dental.

BALANCE SHEET

As of June 30, 2023, approximately 96% of the Core Portfolio debt was fixed or effectively fixed, inclusive of interest rate swap contracts at a blended rate of 4.28%. The Company has limited near-term maturity risk on its $1.2 billion of Core debt with 3.7%, 3.4% and 11.1% maturing in 2023, 2024 and 2025, respectively, assuming all extension options are exercised. At June 30, 2023, the Company had $872 million of notional swap agreements associated with managing and mitigating future interest rate risk on maturing Core Portfolio debt with various maturities through 2030.

CONSOLIDATED FINANCIAL RESULTS

A complete reconciliation, in dollars and per share amounts, of (i) net income attributable to Acadia to FFO (as defined by NAREIT and Before Special Items) attributable to common shareholders and common OP Unit holders and (ii) operating income to NOI is included in the financial tables of this release. Amounts discussed below are net of noncontrolling interests and all per share amounts are on a fully-diluted basis.

Net Income

Net income attributable to Acadia for the quarter ended June 30, 2023, was $9.0 million, or $0.09 per share, which included: (i) $7.8 million gain, or $0.08 per share, from the termination of the Bed Bath and Beyond below-market lease and (ii) $1.7 million, or approximately $0.02 per share, from the unrealized mark-to-market holding gain on Albertsons Companies, Inc (”Albertsons”).

Net loss attributable to Acadia for the quarter ended June 30, 2022, was $0.4 million, or $0.00 per share, which included a $8.9 million loss, or $0.09 per share, from the unrealized mark-to-market holding loss on its investment in Albertsons, partially offset by a $3.0 million gain, or $0.03 per share, on a Fund disposition.

Net income attributable to Acadia for the six months ended June 30, 2023, was $22.1 million, or $0.23 per share, which included: (i) $11.3 million, or $0.11 per share, from the receipt of the Albertsons Special Dividend (”Special Dividend”); (ii) $7.8 million gain, or $0.08 per share, from the termination of the Bed Bath and Beyond below-market lease and (iii) $1.8 million, or approximately $0.02 per share, from the unrealized mark-to-market holding gain on Albertsons.

Net income attributable to Acadia for the six months ended June 30, 2022, was $16.1 million, or $0.17 per share, which included an $11.3 million gain, or $0.11 per share, on Fund dispositions partially offset by $5.3 million, or $0.05 per share, from the unrealized mark-to-market holding loss on Albertsons.

FFO as Defined by NAREIT

o
Second quarter NAREIT FFO exceeded expectations due to outperformance in leasing and better than anticipated collections, along with a one-time gain described below
o
NAREIT FFO per share was $0.37 for the quarter ended June 30, 2023 compared with $0.23 per share for the quarter ended June 30, 2022

FFO as defined by NAREIT for the quarter ended June 30, 2023 was $38.2 million, or $0.37 per share.

During the quarter ended June 30, 2023, the Company benefited from $0.03 per share driven by continued strong leasing and better than anticipated collections (primarily within its Funds) and also included $1.7 million, or approximately $0.02 per share, from unrealized mark-to-market holding gain on Albertsons. The Company did not recognize any promote or other Fund transactional income during the quarter.

FFO as defined by NAREIT for the quarter ended June 30, 2023 also included a gain of $7.8 million, or $0.08 per share, from the termination of the Bed Bath and Beyond below-market lease. The Company had initially budgeted $0.03 per share to be realized throughout 2023 within its initial full year 2023 guidance associated with this lease, resulting in an incremental $0.05 relative to its prior full year 2023 guidance.

FFO as defined by NAREIT for the quarter ended June 30, 2022 was $23.4 million, or $0.23 per share, which included $8.9 million, or $0.09 per share, primarily from the unrealized mark-to-market holding loss on Albertsons.

FFO as defined by NAREIT for the six months ended June 30, 2023 was $78.9 million, or $0.77 per share, which included: (i) $11.3 million, or $0.11 per share from the Albertson’s Special Dividend; (ii) $7.8 million, or $0.08 per share gain from termination of the Bed Bath and Beyond below-market lease and (iii) $1.8 million, or approximately $0.02 per share from unrealized mark-to-market holding gain on Albertsons.

FFO as defined by NAREIT for the six months ended June 30, 2022 was $58.8 million, or $0.59 per share and included $5.3 million, or $0.05 per share, from the unrealized mark-to-market holding loss on Albertsons and was offset by $1.5 million, or $0.01 per share from the Fund III disposition of its interest in Self Storage Management.

FFO Before Special Items

o
Second quarter FFO Before Special Items also exceeded expectations due to the same outperformance in leasing and better than anticipated collections, along with the one-time gain
o
FFO Before Special Items was $0.36 per share for the quarter ended June 30, 2023 compared with $0.32 per share for the quarter ended June 30, 2022

FFO Before Special Items for the quarter ended June 30, 2023 was $36.5 million, or $0.36 per share.

During the quarter ended June 30, 2023, the Company benefited from $0.03 per share driven by continued strong leasing and better than anticipated collections (primarily within its Funds) and also excluded $1.7 million, or approximately $0.02 per share from the unrealized mark-to-market holding gain on Albertsons. The Company did not recognize any promote or other Fund transactional income during the quarter.

FFO Before Special Items for the quarter ended June 30, 2023 also included a gain of $7.8 million, or $0.08 per share, from the termination of the Bed Bath and Beyond below-market lease. The Company had initially budgeted $0.03 per share to be realized throughout 2023 within its initial full year 2023 guidance associated with this lease, resulting in an incremental $0.05 relative to its prior full year 2023 guidance.

FFO Before Special Items for the quarter ended June 30, 2022 was $32.3 million, or $0.32 per share, which excluded $8.9 million, or $0.09 per share, primarily from the unrealized mark-to-market holding loss on Albertsons.

FFO Before Special Items for the six months ended June 30, 2023 was $77.2 million, or $0.75 per share, which included: (i) $11.3 million, or $0.11 per share from the Albertson’s Special Dividend and (ii) $7.8 million gain, or $0.08 per share from the termination of the Bed Bath and Beyond below-market lease and excluded $1.8 million, or approximately $0.02 per share from the unrealized mark-to-market holding gain on Albertsons.

FFO Before Special Items for the six months ended June 30, 2022 was $65.0 million, or $0.65 per share, which included $1.5 million, or $0.01 per share from the Fund III disposition of its interest in Self Storage Management and excluded (i) $5.3 million, or $0.05 per share, from the unrealized mark-to-market holding loss on Albertsons and (ii) $0.9 million, or $0.01 per share for net acquisition and transaction costs from a Core Portfolio acquisition.

GUIDANCE

The Company updated and increased its annual 2023 guidance as follows:

•
Net earnings per share increased to $0.25 to $0.33 from $0.16 to $0.23
•
NAREIT FFO per share increased to $1.28 to $1.36 from $1.19 to $1.26
•
FFO Before Special Items per share increased to $1.26 to $1.34 from $1.19 to $1.26

Refer to the table below for the Summary of Revised Annual 2023 Guidance.

	NAREIT FFO			FFO Before Special Items
	Low		High	Low		High

Prior Guidance Range [1]	$1.19	to	$1.26	$1.19	to	$1.26
Increase to prior guidance due to continued strong leasing and better than anticipated collections	0.02	to	0.03	0.02	to	0.03
Year to date Unrealized holding gain (net of noncontrolling interest share) [2,3]	0.02	to	0.02	N/A	to	N/A
Revised guidance, prior to the incremental portion of BBBY lease termination gain	$1.23	to	$1.31	$1.21	to	$1.29
Incremental portion of gain from BBBY lease termination [4]	0.05	to	0.05	0.05	to	0.05
Revised Annual Guidance	$1.28	to	$1.36	$1.26	to	$1.34

__________

1.
The prior guidance range represents the updated guidance previously announced on May 2, 2023, in conjunction with first quarter 2023 earnings, which increased the initial guidance from $1.17 to $1.26.
2.
This represents the actual unrealized mark-to-market holding gain related to the Company’s investment in Albertsons, which was recognized in NAREIT FFO for the six months ended June 30, 2023. The Company has not reflected any forward-looking estimates involving future unrealized holding gains or losses (i.e. changes in share price) on Albertsons in its guidance assumptions.
3.
Refer to Footnote 4 on page 12 of the ‘Notes to Financial Highlights’ for the definition of Special Items. It is the Company’s consistent practice to exclude unrealized gains and losses from FFO Before Special Items and to include any realized gains and losses related to the Company’s investment in Albertsons.
4.
Results for the three months ended June 30, 2023 included a gain of $0.08 per share from the termination of the Bed Bath and Beyond below-market lease at 555 9th Street in San Francisco. The Company had budgeted $0.03 per share to be realized throughout 2023 within its initial full year 2023 guidance associated with this lease, resulting in an incremental $0.05 per share relative to its prior full year 2023 guidance.

	2023 Guidance
	Revised	Prior

Net earnings per share attributable to Acadia	$0.25 to $0.33	$0.16 to $0.23
Depreciation of real estate and amortization of leasing costs (net of noncontrolling interest share)	$1.01	$1.01
Impairment charges (net of noncontrolling interest share)	—	—
Gain on disposition of properties (net of noncontrolling interest share)	—	—
Noncontrolling interest in Operating Partnership	0.02	0.02
NAREIT Funds from operations per share attributable to Common Shareholders and Common OP Unit holders	$1.28 to $1.36	$1.19 to $1.26
Unrealized holding loss (gain) (net of noncontrolling interest share)	(0.02)	—
Funds from operations Before Special Items per share attributable to Common Shareholders and Common OP Unit holders	$1.26 to $1.34	$1.19 to $1.26

CONFERENCE CALL

Management will conduct a conference call on Wednesday, August 2, 2023 at 11:00 AM ET to review the Company’s earnings and operating results. Participant registration and webcast information is listed below.

Live Conference Call:

Date: Wednesday, August 2, 2023

Time: 11:00 AM ET

Participant Call: Second Quarter 2023 Dial-In

Participant Webcast: Second Quarter 2023 Webcast

Webcast Listen-only and Replay: www.acadiarealty.com under Investors, Presentations & Events

The Company uses, and intends to use, the Investors page of its website, which can be found at www.acadiarealty.com, as a means of disclosing material nonpublic information and of complying with its disclosure obligations under Regulation FD, including, without limitation, through the posting of investor presentations that may include material nonpublic information. Accordingly, investors should monitor the Investors page, in addition to following the Company’s press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, the website is not incorporated by reference into, and is not a part of, this document.

About Acadia Realty Trust

Acadia Realty Trust is an equity real estate investment trust focused on delivering long-term, profitable growth via its dual – Core Portfolio and Fund – operating platforms and its disciplined, location-driven investment strategy. Acadia Realty Trust is accomplishing this goal by building a best-in-class core real estate portfolio with meaningful concentrations of assets in the nation’s most dynamic corridors; making profitable opportunistic and value-add investments through its series of discretionary, institutional funds; and maintaining a strong balance sheet. For further information, please visit www.acadiarealty.com.

Safe Harbor Statement

Certain statements in this press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements, which are based on certain assumptions and describe the Company's future plans, strategies and expectations are generally identifiable by the use of words, such as “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project,” or the negative thereof, or other variations thereon or comparable terminology. Forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the Company's actual results and financial performance to be materially different from future results and financial performance expressed or implied by such forward-looking statements, including, but not limited to: (i) macroeconomic conditions, such as a disruption of or lack of access to the capital markets, disruptions and instability in the banking and financial services industries and rising inflation; (ii) the Company’s success in implementing its business strategy and its ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments; (iii) changes in general economic conditions or economic conditions in the markets in which the Company may, from time to time, compete, and their effect on the Company’s revenues, earnings and funding sources; (iv) increases in the Company’s borrowing costs as a result of rising inflation, changes in interest rates and other factors, including the discontinuation of the USD London Interbank Offered Rate, which was effected on June 30, 2023; (v) the Company’s ability to pay down, refinance, restructure or extend its indebtedness as it becomes due; (vi) the Company’s investments in joint ventures and unconsolidated entities, including its lack of sole decision-making authority and its reliance on its joint venture partners’ financial condition; (vii) the Company’s ability to obtain the financial results expected from its development and redevelopment projects; (viii) the tenants’ ability and willingness to renew their leases with the Company upon expiration, the Company’s ability to re-lease its properties on the same or better terms in the event of nonrenewal or in the event the Company exercises its right to replace an existing tenant, and obligations the Company may incur in connection with the replacement of an existing tenant; (ix) the Company’s potential liability for environmental matters; (x) damage to the Company’s properties from catastrophic weather and other natural events, and the physical effects of climate change; (xi) the economic, political and social impact of, and uncertainty surrounding, any public health crisis, such as COVID-19 Pandemic, which adversely affected the Company and its tenants’ business, financial condition, results of operations and liquidity; (xii) uninsured losses; (xiii) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax and other considerations; (xiv) information technology security breaches, including increased cybersecurity risks relating to the use of remote technology; (xv) the loss of key executives; and (xvi) the accuracy of the Company’s methodologies and estimates regarding environmental, social and governance (“ESG”) metrics, goals and targets, tenant willingness and ability to collaborate towards reporting ESG metrics and meeting ESG goals and targets, and the impact of governmental regulation on its ESG efforts.

The factors described above are not exhaustive and additional factors could adversely affect the Company’s future results and financial performance, including the risk factors discussed under the section captioned “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and other periodic or current reports the Company files with the SEC. Any forward-looking statements in this press release speak only as of the date hereof. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any changes in the Company’s expectations with regard thereto or changes in the events, conditions or circumstances on which such forward-looking statements are based.

ACADIA REALTY TRUST AND SUBSIDIARIES

Consolidated Statements of Income (1)

(Dollars and Common Shares in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenues
Rental income	$88,141	$80,559	$168,878	$160,026
Other	1,807	3,700	2,909	5,740
Total revenues	89,948	84,259	171,787	165,766

Operating expenses
Depreciation and amortization	34,056	34,971	67,229	68,684
General and administrative	10,643	10,661	20,589	22,598
Real estate taxes	11,381	11,628	22,860	22,908
Property operating	14,210	13,567	29,343	26,917
Total operating expenses	70,290	70,827	140,021	141,107

Gain on disposition of properties	—	12,216	—	41,031
Operating income	19,658	25,648	31,766	65,690

Equity in (losses) earnings of unconsolidated affiliates	(1,437)	1,280	(1,408)	4,410
Interest and other income	4,970	2,961	9,788	5,896
Realized and unrealized holding gains (losses) on investments and other	1,815	(26,283)	28,572	(10,553)
Interest expense	(22,089)	(19,222)	(43,676)	(37,147)
Income (loss) from continuing operations before income taxes	2,917	(15,616)	25,042	28,296
Income tax provision	(165)	(209)	(288)	(24)
Net income (loss)	2,752	(15,825)	24,754	28,272
Net loss attributable to redeemable noncontrolling interests	1,091	—	3,166	—
Net loss (income) attributable to noncontrolling interests	5,433	15,451	(5,284)	(11,808)
Net income (loss) attributable to Acadia shareholders	$9,276	$(374)	$22,636	$16,464

Less: net income attributable to participating securities	(247)	—	(490)	(408)
Net income (loss) attributable to Common Shareholders - basic earnings per share	$9,029	$(374)	$22,146	$16,056
Income (loss) from continuing operations net of income attributable to participating securities for diluted earnings per share	$9,029	$(374)	$22,146	$16,056

Weighted average shares for basic earnings per share	95,260	94,945	95,225	94,120
Weighted average shares for diluted earnings per share	95,260	94,945	95,225	94,120

Net earnings per share - basic (2)	$0.09	$0.00	$0.23	$0.17
Net earnings per share - diluted (2)	$0.09	$0.00	$0.23	$0.17

ACADIA REALTY TRUST AND SUBSIDIARIES

Reconciliation of Consolidated Net Income to Funds from Operations (1,3)

(Dollars and Common Shares and Units in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Net income (loss) attributable to Acadia	$9,276	$(374)	$22,636	$16,464

Depreciation of real estate and amortization of leasing costs (net of noncontrolling interests' share)	28,248	26,597	54,692	50,910
(Gain) on disposition of properties (net of noncontrolling interests' share)	—	(2,961)	—	(9,837)
Income attributable to Common OP Unit holders	574	28	1,368	1,026
Distributions - Preferred OP Units	123	123	246	246
Funds from operations attributable to Common Shareholders and Common OP Unit holders	$38,221	$23,413	$78,942	$58,809

Adjustments for Special Items:
Add back: Acquisition costs, net of bargain purchase gain	—	—	—	859
Unrealized holding (gain) loss (net of noncontrolling interest share) (4)	(1,713)	8,881	(1,779)	5,311
Funds from operations before Special Items attributable to Common Shareholders and Common OP Unit holders	$36,508	$32,294	$77,163	$64,979

Funds From Operations per Share - Diluted
Basic weighted-average shares outstanding, GAAP earnings	95,260	94,945	95,225	94,120
Weighted-average OP Units outstanding	6,918	5,311	6,836	5,313
Assumed conversion of Preferred OP Units to common shares	464	25	464	25
Assumed conversion of LTIP units and restricted share units to common shares	—	—	—	440
Weighted average number of Common Shares and Common OP Units	102,642	100,281	102,525	99,898

Diluted Funds from operations, per Common Share and Common OP Unit	$0.37	$0.23	$0.77	$0.59

Diluted Funds from operations before Special Items, per Common Share and Common OP Unit	$0.36	$0.32	$0.75	$0.65

ACADIA REALTY TRUST AND SUBSIDIARIES

Reconciliation of Consolidated Operating Income to Net Property Operating Income (“NOI”) (1)

(Dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Consolidated operating income	$19,658	$25,648	$31,766	$65,690
Add back:
General and administrative	10,643	10,661	20,589	22,598
Depreciation and amortization	34,056	34,971	67,229	68,684
Less:
Above/below market rent, straight-line rent and other adjustments	(13,088)	(5,851)	(15,330)	(12,608)
Gain on disposition of properties	—	(12,216)	—	(41,031)
Consolidated NOI	51,269	53,213	104,254	103,333

Redeemable noncontrolling interest in consolidated NOI	(1,182)	—	(2,399)	—
Noncontrolling interest in consolidated NOI	(13,730)	(15,377)	(28,205)	(31,254)
Less: Operating Partnership's interest in Fund NOI included above	(4,765)	(3,634)	(9,802)	(7,478)
Add: Operating Partnership's share of unconsolidated joint ventures NOI (5)	4,141	3,413	8,100	7,054
NOI - Core Portfolio	$35,733	$37,615	$71,948	$71,655

ACADIA REALTY TRUST AND SUBSIDIARIES

Consolidated Balance Sheets (a)

(Dollars in thousands)

	As of
	June 30, 2023	December 31, 2022
ASSETS
Investments in real estate, at cost
Land	$881,717	$817,802
Buildings and improvements	2,997,760	2,987,594
Tenant improvements	239,305	216,899
Construction in progress	16,836	21,027
Right-of-use assets - finance leases	25,086	25,086
	4,160,704	4,068,408
Less: Accumulated depreciation and amortization	(774,128)	(725,143)
Operating real estate, net	3,386,576	3,343,265
Real estate under development	122,275	184,602
Net investments in real estate	3,508,851	3,527,867
Notes receivable, net ($899 and $898 of allowance for credit losses as of June 30, 2023 and December 31, 2022, respectively)	123,902	123,903
Investments in and advances to unconsolidated affiliates	191,925	291,156
Other assets, net	219,928	229,591
Right-of-use assets - operating leases, net	35,481	37,281
Cash and cash equivalents	17,193	17,158
Restricted cash	12,325	15,063
Marketable securities	35,940	—
Rents receivable, net	47,557	49,506
Assets of properties held for sale	11,057	11,057
Total assets	$4,204,159	$4,302,582

LIABILITIES
Mortgage and other notes payable, net	$935,348	$928,639
Unsecured notes payable, net	647,589	696,134
Unsecured line of credit	180,087	168,287
Accounts payable and other liabilities	182,641	196,491
Lease liability - operating leases, net	33,445	35,271
Dividends and distributions payable	18,519	18,395
Distributions in excess of income from, and investments in, unconsolidated affiliates	8,588	10,505
Total liabilities	2,006,217	2,053,722
Commitments and contingencies
Redeemable noncontrolling interests	59,833	67,664
EQUITY
Acadia Shareholders' Equity
Common shares, $0.001 par value per share, authorized 200,000,000 shares, issued and outstanding 95,296,799 and 95,120,773 shares, respectively	95	95
Additional paid-in capital	1,947,779	1,945,322
Accumulated other comprehensive income	49,855	46,817
Distributions in excess of accumulated earnings	(312,057)	(300,402)
Total Acadia shareholders’ equity	1,685,672	1,691,832
Noncontrolling interests	452,437	489,364
Total equity	2,138,109	2,181,196
Total liabilities, redeemable noncontrolling interests, and equity	$4,204,159	$4,302,582

ACADIA REALTY TRUST AND SUBSIDIARIES

Notes to Financial Highlights:

1.
For additional information and analysis concerning the Company’s balance sheet and results of operations, reference is made to the Company’s quarterly supplemental disclosures for the relevant periods furnished on the Company's Current Report on Form 8-K made available on the Company’s website at www.acadiarealty.com.
2.
Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common shares of the Company were exercised or converted into common shares. The effect of the conversion of units of limited partnership interest (“OP Units”) in Acadia Realty Limited Partnership, the “Operating Partnership” of the Company, is not reflected in the above table; OP Units are exchangeable into common shares on a one-for-one basis. The income allocable to such OP units is allocated on the same basis and reflected as noncontrolling interests in the consolidated financial statements. As such, the assumed conversion of these OP Units would have no net impact on the determination of diluted earnings per share.
3.
The Company considers funds from operations (“FFO”) as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and net property operating income (“NOI”) to be appropriate supplemental disclosures of operating performance for an equity REIT due to their widespread acceptance and use within the REIT and analyst communities. In addition, the Company believes that given the atypical nature of certain unusual items (as further described below), “FFO Before Special Items” is also an appropriate supplemental disclosure of operating performance. FFO, FFO Before Special Items and NOI are presented to assist investors in analyzing the performance of the Company. They are helpful as they exclude various items included in net income (loss) that are not indicative of the operating performance, such as (i) gains (losses) from sales of real estate properties; (ii) depreciation and amortization and (iii) impairment of real estate properties. In addition, NOI excludes interest expense and FFO Before Special Items excludes certain unusual items (as further described below). The Company’s method of calculating FFO and NOI may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. Neither FFO nor FFO Before Special Items represent cash generated from operations as defined by generally accepted accounting principles (“GAAP”), or are indicative of cash available to fund all cash needs, including distributions. Such measures should not be considered as an alternative to net income (loss) for the purpose of evaluating the Company’s performance or to cash flows as a measure of liquidity.
a.
Consistent with the NAREIT definition, the Company defines FFO as net income (computed in accordance with GAAP) excluding:
i.
gains (losses) from sales of real estate properties;
ii.
depreciation and amortization;
iii.
impairment of real estate properties;
iv.
gains and losses from change in control; and
v.
after adjustments for unconsolidated partnerships and joint ventures.
b.
Also consistent with NAREIT’s definition of FFO, the Company has elected to include:
i.
the impact of the unrealized holding gains (losses) incidental to its main business, including those related to its RCP investments such as Albertsons in FFO.
c.
FFO Before Special Items begins with the NAREIT definition of FFO and adjusts FFO (or as an adjustment to the numerator within its earnings per share calculations) to take into account FFO without regard to certain unusual items including:
i.
charges, income and gains that management believes are not comparable and indicative of the results of the Company’s operating real estate portfolio;
ii.
the impact of the unrealized holding gains (losses) incidental to its main business, including those related to its RCP investments such as Albertsons; and
iii.
any realized income or gains from the Company’s investment in Albertsons.
4.
The Company defines Special Items to include (i) unrealized holding losses or gains (net of noncontrolling interest share) on investments and (ii) transaction and other costs that do not occur in the ordinary course of our underwriting and investing business.
5.
The pro-rata share of NOI is based upon the Operating Partnership’s stated ownership percentages in each venture or Fund’s operating agreement and does not include the Operating Partnership's share of NOI from unconsolidated partnerships and joint ventures within the Funds.